Exhibit 32.1
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned officers of Lamar Advertising Company (“Lamar Advertising”) and Lamar Media Corp. (“Lamar Media”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar Advertising and Lamar Media for the period ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar Advertising and Lamar Media
Date: August 8, 2024

BY:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer, Lamar Advertising Company
Chief Executive Officer, Lamar Media Corp.
Date: August 8, 2024

BY:	/s/ Jay L. Johnson
Jay L. Johnson
Chief Financial Officer, Lamar Advertising Company
Chief Financial Officer, Lamar Media Corp.